SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
July 15, 2008	814-00188

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	04-3291176
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

On July 15, 2008, Medallion Funding Corp. (“Medallion Funding”), a wholly-owned subsidiary of Medallion Financial Corp., entered into an amendment (the “Amendment”) to its Amended and Restated Revolving Secured Line of Credit Promissory Note, dated March 6, 2006 (the “Note”), in favor of New York Commercial Bank, successor in interest to Atlantic Bank, for up to $8 million in principal amount. Under the terms of the Amendment, the maturity date of the Note was extended to August 1, 2009.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached as an exhibit hereto and is incorporated herein by reference in its entirety.

ITEM 8.01	OTHER EVENTS.

Medallion Financial Corp. (the “Company”) issued a press release to the news media announcing that Medallion Bank, a wholly-owned subsidiary of the Company, agreed to purchase substantially all of Elk Associates Funding Corporation’s taxicab medallion loans for approximately $29.1 million and that Freshstart Venture Capital Corp., another wholly-owned subsidiary of the Company, will purchase certain other business loans at the closing for approximately $2.0 million. The Company anticipates that the blended weighted average contractual rate on the portfolio will be in excess of 8%.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in the press release is being furnished, not filed, pursuant to Item 8.01. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

4.1	Amendment to Amended and Restated Revolving Secured Line of Credit Promissory Note, dated as of July 15, 2008, by Medallion Funding Corp., in favor of New York Commercial Bank.

99.1	Press release, dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Brian S. O’Leary
Name:	Brian S. O’Leary
Title:	Chief Operating Officer

Date: July 22, 2008

Exhibit Index

Exhibit No.	Description

4.1	Amendment to Amended and Restated Revolving Secured Line of Credit Promissory Note, dated as of July 15, 2008, by Medallion Funding Corp., in favor of New York Commercial Bank.

99.1	Press release, dated July 17, 2008.

4